                                                                  Exhibit (g)(3)

                               AUTOMATIC AGREEMENT

                                     between

                           IDS LIFE INSURANCE COMPANY
                             Minneapolis, Minnesota
                     (hereinafter called the CEDING COMPANY)

                                       and

                          [name of reinsurance company]
                     [city and state of reinsurance company]

                    This Agreement is Effective April 1, 1990


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                                TABLE OF CONTENTS

ARTICLE                                                                            PAGE
-------                                                                          ---------
       I        AUTOMATIC COVERAGE                                                   1

      II        FACULTATIVE PROVISIONS                                               2

     III        DETERMINATION OF NET AMOUNT AT RISK                                  3

      IV        PREMIUMS                                                             4

       V        SELF ADMINISTRATION                                                  5

      VI        ERRORS AND OMISSIONS                                                 7

     VII        EXPENSE OF ORIGINAL POLICY                                           8

    VIII        CHANGES IN RETENTION AND RECAPTURE PRIVILEGES                        9

      IX        TERMINATIONS AND REDUCTIONS                                         10

       X        REINSTATEMENT, CONTINUATIONS, EXTENDED TERM AND REDUCED             11
                   PAID-UP INSURANCE

      XI        LIABILITY                                                           12

     XII        CLAIMS                                                              13

    XIII        ARBITRATION                                                         14

     XIV        INSOLVENCY                                                          16

      XV        RIGHT TO INSPECT                                                    17

     XVI        DURATION OF AGREEMENT                                               18

    XVII        EXECUTION OF AGREEMENT                                              19

EXHIBIT

    A         RETENTION SCHEDULE

    B         POLICY PLANS REINSURED

    C         PREMIUMS

    D         LIMITS

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Reinsurance required by the CEDING COMPANY will be assumed by [name of reinsurance company] as described in the terms of this Agreement.

                                    ARTICLE I

                               AUTOMATIC COVERAGE

A. Reinsurance hereunder will be ceded automatically by the CEDING COMPANY through an Automatic Risk Pool. [name of reinsurance company]'S percentage of participation in each risk ceded through this Pool will be as shown in Exhibit D.

B. For each risk on which reinsurance is ceded, the CEDING COMPANY will retain its full published retention at the time of issue, taking into account both currently issued and previously issued policies.

C. The CEDING COMPANY may cede and [name of reinsurance company] will automatically accept reinsurance, if all of the following conditions are met for each life:

            1. The CEDING COMPANY has retained its limit of retention as shown in Exhibit A.

            2. The amount does not exceed the automatic binding limits shown in Exhibit D.

            3. The sum of the amount of insurance already in force and applied for on that life, in all companies, does not exceed the Jumbo Limit as shown in Exhibit D.

            4. The CEDING COMPANY has not made facultative application for reinsurance of the current or prior applications on the same life to [name of reinsurance company] or any other reinsurer.

            5. The risk is underwritten in accordance with the CEDING COMPANY'S normal underwriting rules and practices.

            6.    The Plan is listed in Exhibit B.

D. The CEDING COMPANY may automatically cede Waiver of Premium Disability reinsurance in amounts not to exceed the amounts shown in Exhibit D.

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                                   ARTICLE II

                             FACULTATIVE PROVISIONS

A. The CEDING COMPANY will have the option to submit any case facultatively which it does not wish to cede automatically or which it may not cede automatically under the provisions of Article I.

B. The CEDING COMPANY will send copies of the original applications, all medical reports, inspection reports, attending physician's statement and any additional information pertinent to the insurability of the risk.

C. The CEDING COMPANY will also notify [name of reinsurance company] of any underwriting information requested or received after the initial request for reinsurance is made.

D. On a timely basis, [name of reinsurance company] will submit a written decision. In no case will [name of reinsurance company]'S offer on facultative submissions be open after 120 days have elapsed from the date of [name of reinsurance company]'S offer to participate in the risk. Acceptance of the offer and delivery of the policy according to the rules of the CEDING COMPANY must occur within 120 days of the final reinsurance offer. Unless [name of reinsurance company] explicitly states in writing that the final offer is extended, the offer will be automatically withdrawn at the end of day 120.

E. Prior to acceptance by the CEDING COMPANY of an unconditional offer made by [name of reinsurance company], [name of reinsurance company] will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement for risks submitted on a facultative basis

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                                   ARTICLE III

                       DETERMINATION OF NET AMOUNT AT RISK

A. For universal life and whole life plans, the reinsured net amount at risk will equal the total policy net amount at risk less the CEDING COMPANY'S retention at date of issue. For whole life, the policy net amount at risk will be approximated as the face amount less 1/20th of the 20th year cash value for each complete year the policy has been in force.

B. For term plans and Other Insured Riders, the reinsured net amount at risk will equal the face amount less the CEDING COMPANY'S retention at date of issue.

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                                   ARTICLE IV

                         MONTHLY RENEWABLE TERM PREMIUMS

A. Plans of insurance listed in Exhibit B will be reinsured on a monthly renewable term basis for the net amount at risk on that portion of the policy which is reinsured with [name of reinsurance company].

B. Premiums for Life Reinsurance and reinsurance of Supplemental Benefits will be based on the rates described in Exhibit C.

C. Premiums will be increased by any flat extra premium charged the insured on the face amount initially reinsured.

D.    There will be no premium tax reimbursement.

E. For technical reasons, the Life reinsurance rates cannot be guaranteed for more than one year. However, [name of reinsurance company] anticipates continuing to accept premiums on the basis of the rates as described in Exhibit C for reinsurance ceded at these rates.

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                                    ARTICLE V

                               SELF ADMINISTRATION

A. The CEDING COMPANY will administer the records for the reinsurance ceded to [name of reinsurance company] under this agreement. The CEDING COMPANY will furnish monthly statements to [name of reinsurance company] which contain at least the following information:

            1. A list of all premiums due for the current month, identifying each policy and explaining the reasons for each premium payment.

            2. Premium subtotals adequate for [name of reinsurance company] to use for its premium accounting.

            3. A list of new business, terminations and changes for the current month. For new business and changes, the CEDING COMPANY must identify the reinsurance agreement and provide information adequate for [name of reinsurance company] to establish reserves, check retention limits and check premium calculations.

            4. Totals for inforce, new business, changes and each type of termination, as of the end of the month. "Totals" refer to the number of policies reinsured, amount at risk reinsured and annualized reinsurance premiums.

      In addition, the CEDING COMPANY must provide [name of reinsurance company] with an inforce listing of reinsured business at least once a year. This inforce listing must contain information adequate for [name of reinsurance company] to audit its inforce records.

B. The monthly statements shall be furnished to [name of reinsurance company] within thirty days following the close of each month and will be accompanied by payment of any net amount due [name of reinsurance company] as shown on the monthly statement. All premiums not paid within thirty
      (30) days of the due date will be in default.

C. [name of reinsurance company] reserves the right to charge interest on a monthly basis at an annual rate of [percentage] when:

            1. Renewal premiums are not paid within sixty (60) days of the due date.

            2. Premiums for new business are not paid within one hundred twenty (120) days of the effective date of the policy

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D.    [name of reinsurance company] will have the right to terminate this
      Agreement when premiums are in default by giving ninety (90) days written notice of termination to the CEDING COMPANY. As of the close of the last day of this ninety (90) day notice period, [name of reinsurance company]'S liability for all risks reinsured under this agreement will terminate. The first day of the ninety (90) day notice of termination under Section B of this Article will be the day the notice is received in the mail by the CEDING COMPANY or if the mail is not used, the day it is delivered to the CEDING COMPANY. If all premiums in default are received within the ninety
      (90) day time period, the Agreement will remain in effect.

E. Payments between the CEDING COMPANY and [name of reinsurance company] may be paid net of any amount due and unpaid under all reinsurance agreements between both parties.

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                                   ARTICLE VI

                              ERRORS AND OMISSIONS

      If either the CEDING COMPANY or [name of reinsurance company] fails to perform an obligation under this Agreement, and this failure is shown to be unintentional and the result of misunderstanding or oversight, both companies will be restored to the positions they would have occupied had the misunderstanding or oversight not occurred.

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

                                   ARTICLE VII

                           EXPENSE OF ORIGINAL POLICY

      The CEDING COMPANY will bear the expense of all medical examinations, inspection fees and other charges incurred in connection with the original policy.

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                                  ARTICLE VIII

                  CHANGES IN RETENTION AND RECAPTURE PRIVILEGES

A. If, at any time, the CEDING COMPANY changes its existing retention limits, as shown in Exhibit A, written notice of the change will promptly be given to [name of reinsurance company].

B. The CEDING COMPANY may apply the new limits of retention to existing reinsurance and reduce and recapture reinsurance in force in accordance with the following rules:

            1. No recapture will be made unless reinsurance has been in force [number] years.

            2. Recapture will become effective on the policy anniversary date following notification of the company's intent to recapture.

            3. No recapture will be made unless the CEDING COMPANY retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued. No recapture will be allowed in any class of fully reinsured business or in any classes of risks for which the CEDING COMPANY established special retention limits less than the CEDING COMPANY'S maximum retention limits for the plan, age and mortality rating at the time the policy was issued.

            4. If any reinsurance is recaptured all reinsurance eligible for recapture under the provisions of this Article must be recaptured.

            5. If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied to each company in proportion to the total outstanding reinsurance.

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                                   ARTICLE IX

                            TERMINATIONS & REDUCTIONS

A. Terminations or reductions will take place in accordance with the following rules, in order of priority:

            1.    The CEDING COMPANY must keep its retention on the policy.

            2. Termination or reduction of a wholly reinsured policy will not affect other reinsurance in force.

            3. A termination or reduction on a wholly retained case will cause an equal reduction in existing automatic reinsurance with the oldest policy being reduced first.

            4. A termination or reduction will be made first to reinsurance of partially reinsured policies with the oldest policy being reduced first.

            5. If the policies are reinsured with multiple reinsurers, the reinsurance will be reduced by the ratio of the amount of reinsurance in each company to the total outstanding reinsurance on the risk involved.

B. Whenever the amount of reinsurance on a policy under this Agreement reduces to [dollar amount] or less, the reinsurance will be wholly recaptured.

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                                    ARTICLE X

                   REINSTATEMENT, CONTINUATIONS, EXTENDED TERM
                          AND REDUCED PAID-UP INSURANCE

A. Any policy originally reinsured in accordance with the terms and conditions of this Agreement by the CEDING COMPANY may be automatically reinstated with [name of reinsurance company] so long as the policy is reinstated in accordance with the terms and rules of the CEDING COMPANY. All reinstatements will be underwritten and approved by the CEDING COMPANY. The CEDING COMPANY will pay [name of reinsurance company] its share of amounts collected or charged for the reinstatement of such policy.

B. A continuation is a new policy replacing a policy issued earlier by the CEDING COMPANY or a change in an existing policy that is issued or made either:

            1.    Under the terms of the original policy, or

            2. Without the same new underwriting information the CEDING COMPANY would obtain in the absence of the original policy, or

            3. Without a suicide exclusion period or contestable period of equal duration to those contained in new issues by the CEDING COMPANY, or

            4. Without the payment of the same commissions in the first year that the CEDING COMPANY would have paid in the absence of the original policy.

C. Continuations will be reinsured under this Agreement only if the original policy was reinsured with [name of reinsurance company]; the amount of reinsurance under this Agreement will not exceed the amount of the reinsurance of the original policy with [name of reinsurance company] immediately prior to the continuation.

D. Changes as a result of extended term or reduced paid-up insurance will be handled like reductions.

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                                   ARTICLE XI

                                    LIABILITY

A. This is an Agreement solely between [name of reinsurance company] and the CEDING COMPANY. In no instance will anyone other than [name of reinsurance company] or the CEDING COMPANY have any rights under this agreement, and the CEDING COMPANY will be and remain solely liable to any insured, policyowner, or beneficiary under any policy reinsured hereunder.

B. The liability for all automatic reinsurance accepted by [name of reinsurance company] under this Agreement will commence simultaneously with that of the CEDING COMPANY.

C. [name of reinsurance company] will not be liable for proceeds paid under the CEDING COMPANY'S conditional receipt or temporary insurance agreement unless conditions for automatic coverage under Article I of this Agreement are met or until the CEDING COMPANY has accepted [name of reinsurance company]'S unconditional offer on facultative submissions.

D. Liability for all reinsurance submitted facultatively to [name of reinsurance company] will commence when all of the following conditions have been met:

            1. [name of reinsurance company]'S offer has been accepted and the CEDING COMPANY has properly documented its records to reflect this acceptance, and

            2. No more than one-hundred twenty (120) days have elapsed from the date of [name of reinsurance company]'S final offer unless [name of reinsurance company] explicitly states in writing that the final offer is extended for some further period of time.

E. The liability of [name of reinsurance company] for all reinsurance under this Agreement will cease simultaneously with the liability of the CEDING COMPANY and will not exceed the CEDING COMPANY'S contractual liability under the terms of its policies.

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                                   ARTICLE XII

                                     CLAIMS

A. Prompt notice of a claim must be given to [name of reinsurance company]. In every case of loss, copies of the proofs obtained by the CEDING COMPANY will be taken by [name of reinsurance company] as sufficient. Copies thereof, together with proof of the amount paid on such claim by the CEDING COMPANY will be furnished to [name of reinsurance company] when requesting its share of the claim. However, if the amount reinsured with [name of reinsurance company] is more than the amount retained by the CEDING COMPANY and the claim is contestable, all papers in connection with such claim, including all underwriting and investigation papers, must be submitted to [name of reinsurance company] for its recommendation before admission of any liability on the part of the CEDING COMPANY. However, in all cases the CEDING COMPANY will make the final decision on the admission of any liability, and [name of reinsurance company] will abide by that decision.

B. The CEDING COMPANY will notify [name of reinsurance company] of its intention to contest, compromise, or litigate a claim. Unless it declines to be a party to such action, [name of reinsurance company] will pay its share of any settlement up to the maximum that would have been payable under the specific policy had there been no controversy plus its share of specific expenses, except as specified below.

      If [name of reinsurance company] declines to be a party to the contest, compromise, or litigation of a claim, it will pay its full share of the amount reinsured, as if there had been no contest, compromise, or litigation, and its proportionate share of covered expenses incurred to the date it notifies the CEDING COMPANY it declines to be a party.

      In no event will the following categories of expenses or liabilities be reimbursed:

            1. Routine investigative or administrative services performed by employees of the CEDING COMPANY;

            2. Salaries of employees or other internal expenses of the CEDING COMPANY or the original issuing company.

            3. Extra contractual damages, including punitive and exemplary damages;

            4. Expenses incurred in connection with a dispute or contest arising out of conflicting or any other claims of entitlement to policy proceeds or benefits.

C. [name of reinsurance company] will reimburse the CEDING COMPANY for its proportionate share of any interest paid by the CEDING COMPANY to the beneficiary, and for interest at an agreed upon rate from the date the CEDING COMPANY'S benefit check is drawn to the date [name of reinsurance company]'S reimbursement check is sent.

D. If the amount of insurance changes because of a misstatement of rate classification, [name of reinsurance company]'S share of reinsurance liability will change proportionately.

E. For approved Waiver of Premium benefit claims, [name of reinsurance company] will pay the CEDING COMPANY its portion of the amount of gross premiums waived by the CEDING COMPANY.

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                                  ARTICLE XIII

                                   ARBITRATION

A. It is the intention of [name of reinsurance company] and the CEDING COMPANY that the customs and practices of the insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all things with the highest good faith. If [name of reinsurance company] or the CEDING COMPANY cannot mutually resolve a dispute which arises out of or relates to this Agreement, however, the dispute will be decided through arbitration. The arbitrators will base their decision on the terms and conditions of this Agreement plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law; there will be no appeal from their decision, and any court having jurisdiction of the subject matter and the parties may reduce that decision to judgment.

B. To initiate arbitration, either the CEDING COMPANY or [name of reinsurance company] will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within ten (10) days of its receipt.

C. There will be three arbitrators who will be current or former officers of life insurance companies other than the contracting companies. Each of the contracting companies will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty days of their appointment, each of the arbitrators will nominate three individuals. Each arbitrator will then decline two of the nominations presented by the other arbitrator. The third arbitrator will then be chosen from the remaining two nominations by drawing lots.

D. It is agreed that each of the three arbitrators should be impartial regarding the dispute and should resolve the dispute on the basis described in Section A of this Article. Therefore, at no time will either the CEDING COMPANY or [name of reinsurance company] contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the CEDING COMPANY and [name of reinsurance company] to inform the arbitrators of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrators concerning the dispute will be coordinated with the other party and will be provided simultaneously to the other party or will take place in the presence of the other party. Further, at no time will any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

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E.    The arbitration hearing will be held on the date fixed by the arbitrators.
      In no event will this date be later than six (6) months after the appointment of the third arbitrator. As soon as possible, the arbitrators will establish pre-arbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party will provide the other party and the arbitrators with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrators may consider any relevant evidence; they will give the evidence such weight as they deem it entitled to after consideration of any objections raised concerning it.
      The party initiating the arbitration will have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing.

F. The cost of arbitration will be borne by the losing party unless the arbitrators decide otherwise.

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                                   ARTICLE XIV

                                   INSOLVENCY

A. In the event of the insolvency of the CEDING COMPANY, all reinsurance will be payable directly to the liquidator, receiver, or statutory successor of the CEDING COMPANY without diminution because of the insolvency of the CEDING COMPANY.

B. In the event of insolvency of the CEDING COMPANY, the liquidator, receiver or statutory successor will immediately give written notice to [name of reinsurance company] of all pending claims against the CEDING COMPANY on any policies reinsured. While a claim is pending, [name of reinsurance company] may investigate and interpose, at its own expense, in the proceedings where the claim is adjudicated, any defense or defenses which it may deem available to the CEDING COMPANY or its liquidator, receiver or statutory successor. The expense incurred by [name of reinsurance company] will be chargeable, subject to court approval, against the CEDING COMPANY as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the CEDING COMPANY solely as a result of the defense undertaken by [name of reinsurance company]. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of the reinsurance agreement as though such expense had been incurred by the CEDING COMPANY.

C. Any debts or credits, matured or unmatured, liquidated or unliquidated, in favor of or against either [name of reinsurance company] or the CEDING COMPANY with respect to this Agreement or with respect to any other claim of one party against the other are deemed mutual debts or credits, as the case may be, and will be offset, and only the balance will be allowed or paid.

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

                                   ARTICLE XV

                                RIGHT TO INSPECT

      [name of reinsurance company] may at all reasonable times inspect the CEDING COMPANY'S original papers, records, books, files, etc., relating to the business under this Agreement.

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

                                   ARTICLE XVI

                              DURATION OF AGREEMENT

A. This Agreement may be terminated as to new reinsurance at any time by either party giving ninety (90) days written notice of termination. The day the notice is mailed to the party's Home Office, or, if the mail is not used, the day it is delivered to the other party's Home office, or, if the mail is not used, the day it is delivered to the other party's other party's Home Office or to an Officer of the other party will be the first day of the ninety (90) day period.

B. During the ninety (90) day period, this Agreement will continue to operate in accordance with its terms.

C. [name of reinsurance company] and the CEDING COMPANY will remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all reinsurance effective prior to termination of this Agreement.

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                                  ARTICLE XVII

                             EXECUTION OF AGREEMENT

IN WITNESS OF THE ABOVE,

                           IDS LIFE INSURANCE COMPANY

                                       of

                             Minneapolis, Minnesota

                                       and

                          [name of reinsurance company]

                                       of

                    [city and state of reinsurance company],

have by their respective officers executed and delivered this Agreement in duplicate on the dates indicated below, with an effective date of April 1, 1990.

IDS LIFE INSURANCE COMPANY

By:    [ILLEGIBLE]                           By:  [ILLEGIBLE]
       ------------------------------------       -----------------------------------------------------

Title: Vice President, Finance               Title:  Vice President, Insurance Product Development
       ------------------------------------       -----------------------------------------------------

Date:         6/4/90
       ------------------------------------


[name of reinsurance company]
By:    [signature]                           By:  [signature]
       ------------------------------------       -----------------------------------------------------
       [title]                                    [title]

Title:                                       Title:
       ------------------------------------       -----------------------------------------------------

Date:         2/22/90
       ------------------------------------

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                                    EXHIBIT A

                               RETENTION SCHEDULE

Automatic Cessions and Capacity Facultative Cessions

      The CEDING COMPANY'S retention limit for life and waiver benefits will be [dollar amount].

      The CEDING COMPANY'S retention limit may be exceeded by [dollar amount] to eliminate the ceding of reinsurance which would otherwise be required.

Non-Capacity Facultative Cessions

      The CEDING COMPANY will retain [percentage] of the initial risk on non-capacity facultative cessions, up to its full retention of [dollar amount].

                                    EXHIBIT B

                             POLICY PLANS REINSURED

                             Effective April 1, 1990

Universal Life

      Base plans: UL25, UL100, UL500, VUL, EUL25, and EUL100 Riders: Other Insured Riders (OIR) and Waiver of Monthly Deductions (WMD)

      UL100 and UL500 policies written with a Survivor Insurance Rider (SIR) attached are excluded from the Automatic Risk Pool.

Fixed Premium, Fixed Benefit Whole Life

      Base plan: Whole Life
      Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

Level Benefit Term Insurance

      Base plans: YRT, YRT - 7 and 10 Year Renewable Term
      Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

Decreasing Benefit Term Insurance

      Base plans: ART and Mortgage Term
      Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

                                    EXHIBIT C

                                    PREMIUMS

Life Reinsurance

       The consideration payable for this coverage shall be based on the appropriate life rate from the attached Rate Table C-1, multiplied by the percentages listed below:

                                         Policy Year           Percentage
                                         -----------           ----------

                                              1               [percentage]
                                          2 & After           [percentage]

       For substandard table ratings, the premiums will be increased by [percentage] per table.

       For permanent flat extra premiums (payable for six years or more) the premium due will be zero in the first year and [percentage] of the amount charged the insured on the amount reinsured in renewal years. For flat extra premiums payable for five years or less, the premium due will be based on the amount charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

Waiver of Premium Benefits

       The premium to be paid for reinsurance of Waiver of Premium benefits will be the premium charged the insured on the amount reinsured, multiplied by [percentage] in the first year and [percentage] in renewal years.

                                 MALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                              Standard                              Standard                              Standard
  Attained                      Non-       Attained                   Non-      Attained                    Non-
    Age         Standard       Smoker         Age      Standard      Smoker        Age       Standard      Smoker
    ---         --------       ------         ---      --------      ------        ---       --------      ------
      0
      1
      2
      3
      4
      5
      6
      7
      8
      9
     10
     11
     12
     13
     14
     15
     16
     17
     18
     19
     20
     21
     22
     23
     24
     25
     26
     27
     28
     29
     30
     31
     32
     33
     34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

                                FEMALE RATE TABLE

          Guaranteed Maximum Monthly Cost of Insurance Rates per $1,000 for Insureds with a Standard Rate Classification

                            Standard                              Standard                                Standard
Attained                      Non-       Attained                   Non-       Attained                     Non-
   Age        Standard       Smoker         Age      Standard      Smoker         Age       Standard       Smoker
   ---        --------       ------         ---      --------      ------         ---       --------       ------
     0
     1
     2
     3
     4
     5
     6
     7
     8
     9
    10
    11
    12
    13
    14
    15
    16
    17
    18
    19
    20
    21
    22
    23
    24
    25
    26
    27
    28
    29
    30
    31
    32
    33
    34

For insureds with other than a standard rating classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Rating Factor shown under Policy Data.

                                    EXHIBIT D

                                 BINDING LIMITS

[name of reinsurance company]'S PARTICIPATION PERCENTAGE

      [name of reinsurance company]'S participation percentage for each risk reinsured with the Pool shall be as shown below:

                                  [percentage]

AUTOMATIC BINDING LIMITS

       The CEDING COMPANY agrees not to automatically bind [name of reinsurance company] when the amount to be ceded to [name of reinsurance company] exceeds the following limits:

                                Life: [dollar amount]

                                Waiver of Premium: [dollar amount]

JUMBO LIMIT

       A Jumbo risk is one where the amount of insurance already in force and applied for on the risk in all companies exceeds the following limit:

                                 [dollar amount]